UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2007

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 15, 2007, Aquila, Inc. (Aquila) transferred $347.4 million to Union Bank of California, N.A., acting as trustee, to redeem in whole $344 million in aggregate principal amount of Aquila debt securities. The securities that were redeemed in whole and cancelled on June 15, 2007, included (i) $287.5 million in aggregate principal amount of Aquila’s 7.875% Quarterly Interest Bonds due March 1, 2032; (ii) $51.5 million in aggregate principal amount of Aquila’s 8% senior notes due March 1, 2023; and (iii) $5 million in aggregate principal amount of Aquila’s 9% senior notes due November 15, 2021. The Quarterly Interest Bonds (NYSE: ILD) will be de-listed from the New York Stock Exchange as a result of the redemption.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By: /s/ Christopher M. Reitz

Christopher M. Reitz

Senior Vice President, General Counsel

and Corporate Secretary

Date: June 18, 2007